THE VAN DE KAMP GROUP, LLC
                          100 Seaview Avenue, Suite 4B
                                Norwalk,CT 06855
                                 (203) 857-4887

September 27, 2005

Mr. Bruce Haglund
Chairman & CEO
Dermisonics, Inc.
Four Tower Bridge
200 Bar-Harbor Drive
West Conshohocken, PA 19428

Re: Dermisonics Plan

Dear Mr. Haglund:

This letter shall serve as an agreement between Dermisonics, Inc. (the Client) and THE VAN DE KAMP GROUP, LLC (the Group) governing the provision of consulting services relative to the preparation of a business plan for Dermisonics.

1.   The Group will prepare the first draft of the plan, which will include:
     - VISION/MISSION - This captures the essential concept of the Company, its primary goals, and how it plans to achieve them.
     - EXECUTIVE SUMMARY - This will highlight the key sections of the business plan.
     - BUSINESS STRATEGY - An assessment of the business opportunities inherent in the medical and cosmetic applications of "The U-Strip Drug Delivery System", the Company's proprietary, ultrasonically assisted transdermal delivery technology, and the strategies designed to exploit it.
     - COMPANY OVERVIEW - A description of the Company, its legal structure, management team and strategic alliances.
     - PRODUCT STRATEGY - A detailed discussion of "The U-Strip Drug Delivery System", its benefits, competitive advantages and future products/services planned if any.
     - MARKET ANALYSIS - Overview of the non-invasive drug delivery device market and its cosmetic extensions, their size, growth, major trends, key segments, customer profiles, prospective Company's Strengths & Weaknesses, Opportunities, and Competitive Landscape.
     - MARKETING PLAN - Marketing, Branding, Advertising, Promotion, Public Relations and Sales Objectives and Strategies plus Development Timetable.
2. Upon completion of this first draft and its approval by the Client, the Group will be responsible for all-final revisions and editing.
3. This plan will not include pro-forma financial statements and projections, which will be the responsibility of the Client.
4. The Client shall provide to the Group data and information in verbal and written form as required and appropriate, to enable the Group to successfully complete its assignment

Fax: (203) 866-1337   E-mail: tedvdk@attglobal.net   URL: www.vandekampgroup.com
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The Client shall compensate the Group for preparation of the plan in the form of a combined fee of cash and stock with an initial value of $20,000 broken down as follows:
     1 $10,000 in cash payable upon execution and delivery of this agreement, and
     2 11,765 Common shares in the capital stock of Dermisonics with a market value of $10,000 on the date of execution of this agreement. The Company undertakes to include the common shares so issued in the first registration statement the Company files with the Securities Exchange Commission subsequent to the date of execution of this agreement.

The Client further agrees to pay for all pre-approved outside expenses, relevant to the Group's project work such as, but not limited to, market research, travel and other out-of-pocket expenses incurred by the Group resulting from this Agreement The Group is an independent consultant. Nothing contained in this Agreement shall be deemed or interpreted to constitute the Group as a partner, agent or employee of the Client, nor shall either party have any authority to bind the other. It is agreed between the parties that there are no other agreements or understandings between them relating to the subject matter of this Agreement. Otherwise, this Agreement supersedes all prior agreements, oral or written, between the parties and is intended as a complete and exclusive statement of the agreement between the parties. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties.

The VAN DE KAMP GROUP, LLC shall not be responsible for any claims or content in the business plan relating to any information that has been furnished by the Client. Further, the Client agrees to indemnify the Group against any and all losses, claims damages, liabilities or expenses (including legal fees) relating thereto.

If the terms of this agreement meet with your acceptance, please indicate same by signing below in the space provided and return one signed original copy of this agreement. Please wire the initial $10,000 payment to:
     -   Citibank ABA:          221172610
     -    Account:              THE VAN DE KAMP GROUP, Account #: 22431506

Very truly yours,

/s/ Theodore J van de Kamp

Theodore J. van de Kamp
Chairman & CEO

Accepted and agreed to upon this 27th day of September 2005.
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By:  /s/ Bruce Haglund
     ------------------
     Mr. Bruce Haglund
     Chairman & CEO

Fax: (203) 866-1337   E-mail: tedvdk@attglobal.net   URL: www.vandekampgroup.com
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